                                                                   Exhibit 99.2


          UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma condensed combined financial information is based on the historical financial statements of TriZetto and Erisco and has been prepared to illustrate the effect of the merger of TriZetto and Erisco (the "Merger").

         The unaudited pro forma condensed combined balance sheet is as of September 30, 2000 and is presented as if the Merger occurred as of September 30, 2000. The unaudited pro forma condensed combined statements of income for the year ended December 31, 1999 and for the nine-month period ended September 30, 2000 assume that the Merger occurred as of January 1, 1999.

         The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and accompanying disclosures contained in this filing on Form 8-K.

         The Merger will be accounted for under the purchase method of accounting in accordance with Financial Accounting Standards Board Opinion No. 16. Under the purchase method of accounting, assets acquired and liabilities assumed are recorded at their estimated fair values. Goodwill is created to the extent that the Merger consideration, including certain acquisition and closing costs, exceeds the fair value of the net assets acquired. Based on the information currently available, the Merger is estimated to initially create approximately $171.2 million in goodwill and other intangibles. It is currently estimated that this goodwill and other intangibles will be amortized on a straight-line basis over 3-5 years. The actual goodwill arising from the Merger will be based on the Merger consideration, including certain estimated acquisition and closing costs, and fair values of assets and liabilities on the date the merger is consummated. The Company anticipates making a final purchase price allocation in the fourth quarter of 2000 based upon completion of management's assessment of the fair value of assets acquired and liabilities assumed as of the date the Merger was consummated. Most significantly, management is in the process of performing a full analysis of deferred revenue and the final amount of deferred revenue could be materially different than the estimated amount shown in the pro forma financial statements. Therefore, the actual goodwill amount arising from the Merger or the related amortization period may be more or less than the amount or period currently contemplated in the unaudited pro forma condensed combined financial information.

         TriZetto expects that it will incur costs in connection with the Merger which will be capitalized. Neither certain post-combination integration expenses resulting from combining the companies, which will be expensed, nor the impact of interest income related to cash proceeds, are reflected in the unaudited pro forma condensed combined financial information. Additionally, the unaudited pro forma condensed combined financial information is based on a number of assumptions, estimates and uncertainties including, but not limited to, estimates of the fair values of assets acquired and liabilities assumed, deferred income taxes and estimated acquisition and closing costs.

         The unaudited pro forma condensed combined financial information presented below does not reflect future events that may occur after the Merger. TriZetto believes that certain operating expense synergies between TriZetto and Erisco will be realized after the Merger. However, for purposes of the unaudited pro forma condensed combined financial information presented below, these synergies have not been reflected because TriZetto cannot assure you that they will be realized.

         The unaudited pro forma condensed combined financial information is based on the issuance of 12,142,857 shares of TriZetto's common stock to effect the Merger.

         As a result of these assumptions, estimates and uncertainties, the accompanying unaudited pro forma condensed combined financial information does not purport to describe the actual financial condition or results of operations that would have been achieved had the Merger in fact occurred on the dates indicated, nor does it purport to predict TriZetto's future financial condition or results of operations.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                           CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                                 (IN THOUSANDS)


                                                                         HISTORICAL         PRO FORMA
                                                                     -------------------   ADJUSTMENTS      PRO FORMA
                                                                     TRIZETTO     ERISCO    (NOTE 3)           TOTAL
                                                                     --------     ------   -----------      ----------
ASSETS

Current assets
  Cash and cash equivalents                                         $   6,818   $      --   $  32,000  (A)   $  38,818
  Accounts receivable, net                                             11,594       3,382                       14,976
  Deferred income tax                                                      --         125        (125) (E)          --
  Prepaid expenses and other current assets                             3,744         737                        4,481
  Due from IMS HEALTH                                                      --      31,910     (31,910) (A)          --
                                                                    ---------   ---------    ---------       ---------
     Total current assets                                              22,156      36,154         (35)          58,275

Property and equipment, net                                            14,531       4,517                       19,048
Computer Software                                                          --       7,060      (7,060) (B)          --
Other assets                                                            4,358          --                        4,358
Goodwill and other intangible assets, net                              20,116          --     181,504  (B,C)   201,620
                                                                    ---------   ---------    ---------       ---------
     Total assets                                                   $  61,161   $  47,731   $ 174,409        $ 283,301
                                                                    =========   =========    =========       =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                                  $   3,421   $     617                     $  4,038
  Accrued expenses                                                     11,969       4,675   $   9,500  (D)      26,144
  Short term obligations                                                6,697                                    6,697
                                                                    ---------   ---------    ---------       ---------
    Total current liabilities                                          22,087       5,292       9,500           36,879

Long term obligations                                                   4,548         852                        5,400
Deferred income taxes                                                      --       2,010      11,955  (E)      13,965
Deferred revenue                                                          213      10,960      (7,672) (F)       3,501
                                                                    ---------   ---------    ---------       ---------
    Total liabilities                                                  26,848      19,114      13,783           59,745
                                                                    ---------   ---------    ---------       ---------
Stockholders' equity
  Common stock                                                             21          --          12  (H)          33
  Paid-in capital                                                      72,774      57,061     135,850  (G,H)   265,685
  Deferred stock compensation                                          (5,096)         --                       (5,096)
  Accumulated deficit                                                 (33,342)    (28,444)     24,764  (G,K)   (37,022)
  Other stockholders' equity                                              (44)         --                          (44)
                                                                    ---------   ---------    ---------       ---------
    Total stockholders' equity                                         34,313      28,617     160,626          223,556
                                                                    ---------   ---------    ---------       ---------
    Total liabilities and stockholders' equity                      $  61,161   $  47,731     174,409        $ 283,301
                                                                    =========   =========    =========       =========

             The accompanying notes are an integral part of these pro forma combined condensed consolidated financial statements.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS
                      TWELVE MONTHS ENDED DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                                                                  HISTORICAL           PRO FORMA
                                                                              -------------------     ADJUSTMENTS     PRO FORMA
                                                                              TRIZETTO     ERISCO      (NOTE 3)         TOTAL
                                                                              --------     ------     -----------     ----------
      Revenues:
         Recurring revenue                                                    $ 19,448     $     --                   $  19,448
         Non-recurring revenue                                                  13,478           --                      13,478
         Software license, maintenance services and other revenue                   --       49,307                      49,307
                                                                              ---------    ---------                  ----------

      Total revenues                                                            32,926       49,307                      82,233
                                                                              ---------    ---------                  ----------
      Cost of Revenues:
         Recurring revenue                                                      17,057           --                      17,057
         Non-recurring revenue                                                   9,751           --                       9,751
         Software license, maintenance services and other revenue                   --       29,068    $    6,623 (J)    35,691
                                                                              ---------    ---------   ----------     ----------
      Total cost of revenues                                                    26,808       29,068         6,623        62,499
                                                                              ---------    ---------   ----------     ----------

      Gross profit                                                               6,118       20,239       (6,623)        19,734
                                                                              ---------    ---------   ----------     ---------
      Operating expenses:
         Research and development                                                2,371        2,496                       4,867
         Selling, general and administrative                                     9,694        8,720      31,639 (J)      50,053
         Amortization of deferred stock compensation                             1,057           --                       1,057
         Write off of acquired in-process technology                             1,407           --      (1,407)(I)          --
                                                                              ---------    ---------  ----------      ----------
      Total operating expenses                                                  14,529       11,216      30,232          55,977
                                                                              ---------    ---------  ----------      ----------

      Income (loss) from operations                                             (8,411)       9,023     (36,855)        (36,243)
      Interest income                                                              527                                      527
      Interest expense                                                            (256)                                    (256)
      Other expense                                                                 --       (2,750)                     (2,750)
                                                                              ---------    ---------  ----------      ----------
      Income (loss) before provision for (benefit of)
         Income taxes                                                           (8,140)       6,273     (36,855)        (38,722)
      Provision for (benefit of) income taxes                                     (213)       2,704                       2,491
                                                                              ---------    ---------  ----------      ----------

      Net income (loss)                                                       $ (7,927)    $  3,569   $ (36,855)      $ (41,213)
                                                                              =========    =========  ==========      ==========
      Net loss per share
      Basic                                                                   $ (0.85)                                $  (1.92)
                                                                              ========                                =========
      Diluted                                                                 $ (0.85)                                $  (1.92)
                                                                              ========                                =========
      Shares used in computing net loss per share:
      Basic                                                                      9,376                                   21,519
                                                                              ========                                =========
      Diluted                                                                    9,376                                   21,519
                                                                              ========                                =========

      The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

                                      UNAUDITED PRO FORMA COMBINED CONDENSED
                                       CONSOLIDATED STATEMENT OF OPERATIONS
                                       NINE MONTHS ENDED SEPTEMBER 30, 2000
                                                  (IN THOUSANDS)


                                                                     HISTORICAL            PRO FORMA
                                                                --------------------       ADJUSTMENTS    PRO FORMA
                                                                TRIZETTO      ERISCO        (NOTE 3)        TOTAL
                                                                --------      ------      -------------   ----------
Revenues:
  Recurring revenue                                            $   38,581          $--                    $   38,581
  Non-recurring revenue                                            16,302           --                        16,302
  Software license, maintenance, service and other
     revenue                                                           --       37,869                        37,869
                                                               -----------    ---------                   -----------
Total revenues                                                     54,883       37,869                        92,752
                                                               -----------    ---------                   -----------
Cost of Revenues:
  Recurring revenue                                                35,495           --                        35,495
  Non-recurring revenue                                            11,367           --                        11,367
  Software license, maintenance, service and other revenue             --       23,054         5,176 (J)      28,230
                                                               -----------    ---------   -----------     -----------
Total cost of revenues                                             46,862       23,054         5,176          75,092
                                                               -----------    ---------   -----------     -----------

Gross profit                                                        8,021       14,815        (5,176)         17,660
                                                               -----------    ---------   -----------     -----------
Operating expenses:
  Research and development                                          4,624        2,952                         7,576
  Selling, general and administrative                              26,163        8,076        23,729 (J)      57,968
  Amortization of deferred stock compensation                       1,202           --                         1,202
  Write off of acquired in-process technology                         536           --          (536)(I)          --
                                                               -----------    ---------   -----------     -----------
Total operating expenses                                           32,525       11,028        23,193          66,746
                                                               -----------    ---------   -----------     -----------

Income (loss) from operations                                    (24,504)        3,787       (28,369)        (49,086)
Interest income                                                       922                                        922
Interest expense                                                     (647)                                      (647)
Other expense                                                          --       (1,712)                       (1,712)
                                                               -----------    ---------   -----------     -----------

Income (loss) before provision for (benefit of)
  Income taxes                                                    (24,229)       2,075       (28,369)        (50,523)
Provision for income taxes                                             --          969                           969
                                                               -----------    ---------   -----------     -----------
Net income (loss)                                              $  (24,229)    $  1,106    $  (28,369)     $  (51,492)
                                                               ===========    =========   ===========     ===========
Net loss per share
Basic                                                              $(1.21)                                    $(1.60)
                                                               ===========                                ===========
Diluted                                                            $(1.21)                                    $(1.60)
                                                               ===========                                ===========
Shares used in computing net loss per share:
Basic                                                              20,010                                     32,153
                                                               ===========                                ===========
Diluted                                                            20,010                                     32,153
                                                               ===========                                ===========


      The accompanying notes are an integral part of these unaudited pro forma combined condensed consolidated financial statements.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                 (IN THOUSANDS)

NOTE 1.  SUMMARY OF TRANSACTION

         In connection with TriZetto's acquisition of Erisco, TriZetto will exchange 12,143 shares of common stock, and assumed liabilities of approximately $23.4 million for all of the outstanding shares of Erisco and incurred or are expecting to incur acquisition related costs of approximately $9.5 million.

         The estimated allocation of the purchase price was as follows:


          Total current assets.....................................................        $36,119
          Property and equipment and other noncurrent assets  .....................          4,517
          Goodwill(a)..............................................................        126,614
          Acquired workforce(b)....................................................          6,330
          Core technology(c).......................................................         27,530
          Trade Name(d)............................................................          8,870
          Customer lists(e)........................................................         12,160
          Acquired in-process technology(f)........................................          3,680
                                                                                          --------
                                                                                          $225,820
                                                                                          ========

--------------------------
        (a) Goodwill represents the excess of the purchase price over the fair value of the net assets acquired and will be amortized over five years.

        (b) Acquired workforce was valued on a replacement cost basis and will be amortized on a straight line basis over a three-year period, the period of time TriZetto estimates it will benefit from the workforce.

        (c) Core technology is being amortized on a straightline basis over three years.

        (d) Trade name represents the intangible asset related to Erisco's trade name and is being amortized on a straightline basis over five years.

        (e) Customer lists are being amortized on a straightline basis over five years.

        (f) The valuation of the purchased in-process research and development of $3,680 was based on the result of an independent appraisal using the income approach. Under this method, value is dependent on the present value of future economic benefits to be derived from the ownership of an asset. Central to this method is an analysis of the earnings potential represented by the appraised asset and of the underlying risks associated by obtaining those earnings. Value indications are developed by discounting future net cash flows available for distribution to their present value at market-based rates of return. Management concluded that technological feasibility of the purchased in-process research and development had not been reached, and the technology had no alternative future uses. Accordingly, this amount will be expensed immediately.

NOTE 2.  UNAUDITED PRO FORMA COMBINED NET INCOME (LOSS) PER SHARE:

         Basic net income (loss) per share and shares used in computing the net income (loss) per share for the year ended December 31, 1999 and the nine months ended September 30, 2000 are based upon the historical weighted average common shares outstanding. Dilutive net income (loss) per share reflects the potential dilution that could occur from common shares issuable through stock options, warrants and other convertible securities. Potential common stock has been excluded from the computation of net loss per share as its effect would be anti-dilutive.

                 NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED
                       CONSOLIDATED FINANCIAL INFORMATION
                                 (IN THOUSANDS)


         The 12,143 shares of common stock issued in connection with the acquisition has been included in the calculation of pro forma basic and diluted net loss per share as follows:

                                                                                               NINE MONTHS
                                                                        YEAR ENDED                 ENDED
                                                                        DECEMBER 31,            SEPTEMBER 30,
                                                                            1999                    2000
                                                                     ------------------       -----------------
                                                                      BASIC      DILUTED      BASIC     DILUTED
                                                                      -----      -------      -----     -------

        Shares used in computing basic and diluted net loss per
        share.....................................................     9,376      9,376       20,010     20,010
        Adjustment to reflect common stock issued in acquisition..    12,143     12,143       12,143     12,143
                                                                     --------   --------     --------   --------
        Shares used in computing pro forma basic and diluted
           net loss per share attributable to common
           stockholders........................................       21,519     21,519       32,153     32,153
                                                                     ========   ========     ========   ========

NOTE 3.  PRO FORMA ADJUSTMENTS:

         The following pro forma adjustments are based upon management's preliminary estimates of the value of the tangible and intangible assets acquired. These estimates are subject to finalization.

        (A) Represents the guaranteed cash that TriZetto will receive from Erisco's parent company upon the closing of the Erisco merger as stated in the Agreement and Plan of Reorganization, this amount is reclassified from the "due from IMS HEALTH" line on the balance sheet. As the guarantee was limited, the remaining intercompany receivable will not be assumed by TriZetto.

        (B) Computer Software has been revalued by an independent appraisal and reclassified as part of intangible assets-"Completed technology." See Note (C).

        (C) Represents $181,504 of goodwill and other intangible assets, summarized as follows:

                 Goodwill........................................................      $126,614
                 Completed technology............................................        27,530
                 Trade name......................................................         8,870
                 Acquired workforce..............................................         6,330
                 Customer lists..................................................        12,160
                                                                                       --------
                                                                                       $181,504
                                                                                       ========

        (D) Represents accrued transaction costs associated with the acquisition.

        (E) Represents the adjustment of Erisco's net deferred tax liabilities to reflect the deferred tax effects of the purchase price allocation.

        (F) Represents the currently estimated elimination of that portion of Erisco's deferred revenue for which no future deliverable or liability exists.

        (G) Represents the elimination of $57,061 from Erisco's paid-in-capital account.

        (H) Represents the common stock issued in connection with the acquisition (12,143 shares of $0.001 par value common stock at an estimated price of $15.89 calculated using the average stock price from September 28, 2000 through October 4, 2000, resulting in $12 of par value and $192,911 of paid-in-capital).

        (I) Reflects the elimination of the non-recurring charges recorded by Trizetto for the write-off of acquired in-process technology resulting from the acquisitions of Creative Business Solutions, Health Web Systems and Novalis Corporation in 1999 and Healthcare Media Enterprises, Inc. in 2000. At the dates of these acquisitions, management concluded that technological feasibility of the acquired in-process research and development projects had not been reached, and the technology had no alternative future uses. Accordingly, the portion of the purchase price allocated to in-process research and development was expensed.

        (J) Represents amortization of goodwill and other intangible assets over three to five years.

        (K) Represents the elimination of $28,444 from Erisco's accumulated deficit account and the immediate writeoff of acquired in-process technology resulting from the Erisco acquisition of $ 3,680 (NOTE 1).